Investor Contacts:
Carol K. Nelson, CEO Rob Disotell, CCO Cascade Bank 425.339.5500 www.cascadebank.com	NEWS RELEASE

Cascade Financial Corporation Receives Nasdaq Notice
of Minimum Bid Price Noncompliance

Everett, WA – August 06, 2010 – On August 3, 2010, Cascade Financial Corporation (Cascade) (NASDAQ: CASB), parent company of Cascade Bank, received notice from The Nasdaq Stock Market stating that the minimum bid price of Cascade’s common stock was below $1.00 per share for 30 consecutive business days and that Cascade was therefore not in compliance with Nasdaq Marketplace Rule 5450(a)(1).  The notification letter has no effect at this time on the listing of Cascade’s common stock on the Nasdaq Global Market.  Cascade’s common stock will continue to trade on the Nasdaq Global Market under the symbol CASB.

The notification letter states that Cascade will be afforded 180 calendar days, or until January 31, 2011, to regain compliance with the minimum closing bid price requirement.  To regain compliance, the closing bid price of Cascade’s common stock must meet or exceed $1.00 per share for at least ten consecutive business days.

If Cascade does not regain compliance by January 31, 2011, Nasdaq will provide written notification to Cascade that its securities are subject to delisting.  At that time, Cascade may appeal the delisting determination to a Nasdaq Hearings Panel.  Alternatively, Cascade could apply to transfer its common stock to The Nasdaq Capital Market if it satisfies all of the requirements, other than the minimum bid price requirement, for initial listing on The Nasdaq Capital Market set forth in Marketplace Rule 5505.  If Cascade were to elect to apply for such transfer and if it satisfies the applicable requirements and its application is approved, Cascade would have an additional 180 days to regain compliance with the minimum bid price rule while listed on The Nasdaq Capital Market.

Cascade intends to actively monitor the bid price for its common stock between now and January 31, 2011 and will consider available options to regain compliance with the Nasdaq minimum bid price requirement.

About Cascade Financial
Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial Corporation, is a state chartered commercial bank headquartered in Everett, Washington.  Cascade Bank maintains an “Outstanding” CRA rating and has proudly served the Puget Sound region for over 90 years.  Cascade Bank operates 22 full service branches in Everett, Lynnwood, Marysville, Mukilteo, Shoreline, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens, Bellevue, Snohomish, North Bend, Burlington and Edmonds.

In October 2009, Cascade Bank was named Favorite Snohomish County Company in the fourth annual NW.Jobs.com People’s Picks awards.  In June 2009, Cascade was ranked #55 on the Seattle Times’ Northwest 100 list of public companies.  In April 2010, Cascade was ranked #8 on the Puget Sound Business Journal’s list of largest bank companies headquartered in the Puget Sound area.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). This statement is included for the express purpose of availing Cascade of the protections of the safe harbor provisions of the PSLRA.  Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof.  The words “should,” “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements.  Future events are difficult to predict, and the expectations described above are subject

Cascade Financial Press Release
August 6, 2010

to risks and uncertainties that may cause actual results to differ materially.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others:  (1) the extent and duration of continued economic and market disruptions and governmental actions to address these disruptions; (2) the risk of new and changing legislation, regulation and/or regulatory actions; (3) pending litigation and regulatory actions; (4) local and national general and economic conditions; (5) changes in interest rates; (6) reductions in loan demand or deposit levels; and (7) changes in loan collectibility, defaults and charge-off rates.

Cascade undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents Cascade files from time to time with the Securities and Exchange Commission, including Cascade’s 2009 Form 10-K and Cascade’s Form 10-Q for the quarter ending June 30, 2010.

Transmitted on GlobeNewswire on August 6, 2010 at 6:00 a.m. PDT.